Exhibit 99.1

                          ZiLOG ANNOUNCES THIRD QUARTER
                       2007 FISCAL YEAR FINANCIAL RESULTS

     o    NEW CHIEF EXECUTIVE OFFICER AT THE HELM
     o INCREASED NET SALES FOR THE QUARTER OF 18 PERCENT COMPARED TO THE YEAR AGO QUARTER
     o CONTINUED YEAR ON YEAR STRENGTH IN NEW PRODUCT SALES OF EMBEDDED FLASH AND UNIVERSAL REMOTE CONTROL PRODUCTS
     o GROSS MARGIN AT 47 PERCENT OF SALES FOR THE QUARTER AND 48 PERCENT OF SALES YEAR TO DATE
     o THIRD CONSECUTIVE QUARTER OF POSITIVE ADJUSTED EBITDA (DEFINED IN THIS RELEASE)

SAN JOSE, Calif., February 1, 2007 - ZiLOG(R), Inc. (NASDAQ: ZILG) the creator of the Z80(R) microprocessor and a leading innovator of integrated embedded flash microcontrollers (MCU) and universal remote control solutions, today reported results for its 2007 fiscal year third quarter ended December 30, 2006. Sales for the quarter were $20.7 million, an 18 percent increase over sales of $17.6 million for the comparable period a year ago and a decrease from sales of $21.2 million for the immediately preceding quarter. The increase in sales from a year ago reflects continued growth in new product sales including embedded flash MCU and Universal remote control solutions. Embedded flash sales were $3.6 million for the quarter, an increase of 89 percent from the comparable quarter a year ago, reflecting growth in the health & fitness and digital communications markets. Additionally, net sales of universal remote control solutions including the CRIMZON family of solutions increased 38 percent as compared to the third fiscal quarter a year ago, reflecting growth in the home entertainment and consumer gaming markets.

"We were pleased that we exceeded the high-end of our previous sales guidance range this quarter, in a period that is seasonally challenging for us due to our high concentration of consumer market products. We continue to experience strong demand for our new embedded flash and universal remote control solutions" stated Perry Grace, ZiLOG's Executive Vice President and Chief Financial Officer. "Additionally, after an extensive recruiting search we were excited to announce the addition of Darin Billerbeck to the management team as the new Chief Executive Officer and as a member of the Board of Directors. Darin's extensive industry experience including that at Intel where he most recently managed a flash business, will allow us to continue to refine our market focus and strategy" added Grace.

GAAP gross margin for the quarter was 47 percent of sales as compared to 46 percent of sales in the preceding quarter and 45 percent of sales for the comparable period a year ago. The Company reported adjusted EBITDA (as defined below) of positive $0.3 million in the quarter as compared to positive $0.2 million in the preceding quarter and negative $1.8 million in the third fiscal quarter a year ago.

GAAP net loss for the quarter was $1.6 million or 10 cents per share as compared to a GAAP net loss of $2.3 million or 14 cents per share in the previous quarter and a GAAP net loss of $3.1 million or 19 cents per share in the third fiscal quarter a year ago. The net loss for the quarter includes special charges of $0.1 million, non-cash charges for amortization of intangibles of $0.3 million and FAS 123R stock-based compensation charges of $0.4 million. On a Non-GAAP basis (excluding special charges, amortization of intangible assets and charges for stock-based compensation expense) the Company reported a net loss for the third fiscal quarter of $0.8 million or 5 cents per share as compared to a non-GAAP net loss of $0.7 million or 4 cents per share in the previous quarter and a loss of $2.2 million or 13 cents per share for the third fiscal quarter a year ago. The reduction in cash and cash equivalents for the quarter includes the distribution of $2.8 million in December 2006 to the Series A Preferred shareholders of ZiLOG MOD III Inc. following its final liquidation.

Sales for the nine months ended December 30, 2006 were $62.9 million, an increase of 7 percent as compared to $58.7 million for the comparative nine month period a year ago. GAAP net loss for the nine months ended December 30, 2006 was $5.4 million or 33 cents per share as compared to a GAAP net loss of $14.0 million or 86 cents per share for the nine months ended December 31, 2005.

The company shipped approximately 900 development tool kits for the quarter, bringing total tool kits shipped since the introduction of its integrated embedded Flash MCU's to over 39,000. Additionally, the Company added another 116 new embedded Flash silicon customers in the quarter, taking the cumulative increase in customers to more than 2,900 since introduction.

NON-GAAP FINANCIAL INFORMATION

Included above and within the attached schedules are certain Non-GAAP financial measures. Management believes that these Non-GAAP measures are useful measures of operating performance and liquidity because they may exclude the impact of certain items such as; amortization of intangible assets, stock-based compensation, depreciation, non-operating interest, income taxes and special charges. However, these Non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net income (loss) and net cash provided by (used in) operating activities, or other financial measures prepared in accordance with GAAP.

                                                                                     THREE MONTHS ENDED
                                                          ------------------------------------------------------------------------
                                                            Dec. 30,       Sep. 30,       Jul. 01,        Mar. 31,      Dec. 31,
                                                              2006           2006           2006           2006           2005
                                                          ------------   ------------   ------------   ------------   ------------
RECONCILIATION OF NON-GAAP NET LOSS TO GAAP NET LOSS
----------------------------------------------------

Non-GAAP net loss                                         $       (0.8)  $       (0.7)  $       (0.7)  $       (2.0)  $       (2.2)
Non-GAAP adjustments:
        Special charges and credits                                0.1            0.9            0.1           (0.1)           0.3
        Cost of sales relating to inventory adjustments              -              -              -            0.5              -
        Amortization of intangible assets                          0.3            0.3            0.4            0.3            0.5
        Non-cash stock-based compensation R&D                      0.1            0.1            0.1              -              -
        Non-cash stock-based compensation SG&A                     0.3            0.3            0.2            0.1            0.1
                                                          ------------   ------------   ------------   ------------   ------------
    Total non-GAAP adjustments                                     0.8            1.6            0.8            0.8            0.9
                                                          ------------   ------------   ------------   ------------   ------------
GAAP Net loss                                             $       (1.6)  $       (2.3)  $       (1.5)  $       (2.8)  $       (3.1)
                                                          ============   ============   ============   ============   ============

NON-GAAP NET LOSS

Non-GAAP net loss excludes special charges and credits, adjustments to cost of sales relating to certain inventory adjustments and non-cash charges relating to the amortization of intangible assets and stock-based compensation. We believe that Non-GAAP net loss is a useful measure as it excludes certain special charge items as well as certain non-cash charges, which facilitates a comparison of the Company's operating performance. However, this Non-GAAP measure should be considered in addition to, not as a substitute for, or superior to, the net loss measured in accordance with GAAP.

                                                                                     THREE MONTHS ENDED
                                                          ------------------------------------------------------------------------
                                                            Dec. 30,       Sep. 30,       Jul. 01,        Mar. 31,      Dec. 31,
                                                              2006           2006           2006           2006           2005
                                                          ------------   ------------   ------------   ------------   ------------
RECONCILIATION OF NET LOSS AND CASH FLOW FROM OPERATING
-------------------------------------------------------
  ACTIVITIES TO EBITDA
  --------------------

Reconciliation of net loss to EBITDA:
        Net loss                                                  (1.6)          (2.3)          (1.5)          (2.8)          (3.1)
        Depreciation and amortization                              1.1            1.1            1.1            0.9            1.2
        Interest income                                           (0.3)          (0.3)          (0.3)          (0.2)          (0.2)
        Provision for income taxes                                 0.6            0.4            0.6            0.6              -
                                                          ------------   ------------   ------------   ------------   ------------
     EBITDA                                               $       (0.2)  $       (1.1)  $       (0.1)  $       (1.5)  $       (2.1)
                                                          ============   ============   ============   ============   ============

Reconciliation of EBITDA to net cash provided by
 (used in) operating activities:
   EBITDA                                                         (0.2)          (1.1)          (0.1)          (1.5)          (2.1)
   Provision for income taxes                                     (0.6)          (0.4)          (0.6)          (0.6)             -
   Interest income                                                 0.3            0.3            0.3            0.2            0.2
   Stock-based compensation                                        0.4            0.4            0.3            0.1            0.1
   Changes in other operating assets and liabilities              (1.8)           2.2           (0.2)           1.1           (0.1)
                                                          ------------   ------------   ------------   ------------   ------------
Net cash provided by (used in) operating activities       $       (1.9)  $        1.4   $       (0.3)  $       (0.7)  $       (1.9)
                                                          ============   ============   ============   ============   ============

NON-GAAP EBITDA

Management believes that Non-GAAP EBITDA ("EBITDA"), that is Earnings or loss Before Interest, Taxes, Depreciation and Amortization is a useful measure of financial performance. We believe that the disclosure of EBITDA helps investors more meaningfully evaluate our liquidity position by the elimination of non-cash related items such as depreciation and amortization. We believe that our investor base regularly uses EBITDA as a measure of the liquidity of our business. Our management uses EBITDA as a supplement to cash flow from operations as a way to assess the cash generated from our business available for capital expenditures and the servicing of other requirements including working capital. However, we recommend that investors carefully review the GAAP financial information included as part of our Quarterly Reports on Form 10-Q, our Annual Reports on Form 10-K, and our quarterly earnings releases, compare GAAP financial information with the non-GAAP financial results disclosed in our quarterly earnings releases and investor calls, and read the associated reconciliation.

                                                                                     THREE MONTHS ENDED
                                                          ------------------------------------------------------------------------
                                                            Dec. 30,       Sep. 30,       Jul. 01,        Mar. 31,      Dec. 31,
                                                              2006           2006           2006           2006           2005
                                                          ------------   ------------   ------------   ------------   ------------
RECONCILIATION OF NET LOSS AND CASH FLOW FROM OPERATING
-------------------------------------------------------
  ACTIVITIES TO ADJUSTED EBITDA
  -----------------------------

Reconciliation of net loss to Adjusted EBITDA:
      Net loss                                                    (1.6)          (2.3)          (1.5)          (2.8)          (3.1)
      Depreciation and amortization                                1.1            1.1            1.1            0.9            1.2
      Interest income                                             (0.3)          (0.3)          (0.3)          (0.2)          (0.3)
      Provision for income taxes                                   0.6            0.4            0.6            0.6              -
      Special charges and credits                                  0.1            0.9            0.1           (0.1)           0.3
      Stock-based compensation                                     0.4            0.4            0.3            0.2            0.1
                                                          ------------   ------------   ------------   ------------   ------------
   Adjusted EBITDA                                        $        0.3   $        0.2   $        0.3   $       (1.4)  $       (1.8)
                                                          ============   ============   ============   ============   ============

Reconciliation of Adjusted EBITDA to net cash
 provided by (used in)operating activities:
   Adjusted EBITDA                                                 0.3            0.2            0.3           (1.4)          (1.8)
   Special charges and credits                                    (0.1)          (0.9)          (0.1)           0.1           (0.3)
   Provision for income taxes                                     (0.6)          (0.4)          (0.6)          (0.6)             -
   Interest income                                                 0.3            0.3            0.3            0.2            0.3
   Changes in other operating assets and liabilities              (1.8)           2.2           (0.2)           1.0           (0.1)
                                                          ------------   ------------   ------------   ------------   ------------
Net cash provided by (used in) operating activities               (1.9)           1.4           (0.3)          (0.7)          (1.9)
                                                          ============   ============   ============   ============   ============

NON-GAAP ADJUSTED EBITDA

EBITDA reflects our Earnings Before Interest, Taxes, Depreciation and Amortization. Management uses separate "Adjusted EBITDA" calculations for purposes of determining certain employees' incentive compensation and, subject to meeting specified Adjusted EBITDA amounts, for accelerating the vesting of EBITDA-linked stock options. Adjusted EBITDA, as we define it, excludes interest, income taxes, effects of changes in accounting principles and non-cash charges such as depreciation, amortization, in-process research and development, and stock-based compensation expense. It also excludes cash and non-cash charges associated with reorganization items and special charges and credits, which represent operational restructuring charges, including asset write-offs, employee termination costs, and lease termination costs. Adjusted EBITDA also excludes changes in operating assets and liabilities which are included in net cash used by operating activities. Our management uses Adjusted EBITDA as a supplement to cash flow from operations as a way to assess the cash generated from our business available for capital expenditures. This Non-GAAP Adjusted EBITDA measure allows management to monitor cash generated from the operations of the business. However, this Non-GAAP measure should be considered in addition to, not as a substitute for, or superior to, net loss and net cash provided or used by operating activities prepared in accordance with GAAP.

ABOUT ZILOG, INC.

Founded in 1974, ZiLOG won international recognition for designing one of the first architectures in the microprocessors and microcontrollers industry. Today, ZiLOG is a leading global supplier of 8-bit micro logic devices. It designs and markets a broad portfolio of devices for embedded control and communication applications used in consumer electronics, home appliances, security systems, point of sales terminals, personal computer peripherals, as well as industrial and automotive applications. ZiLOG is headquartered in San Jose, California, and employs over 550 people worldwide with sales offices throughout Asia, Europe and North America. For more information about ZiLOG and its products, visit the Company's website at: www.ZiLOG.com. ZiLOG, Z8, Z80, EZ80, Z8 ENCORE!, Encore!XP and Zneo are registered trademarks of ZiLOG, Inc. in the United States and in other countries. EZ80ACCLAIM! and CRIMZON are trademarks of ZiLOG, Inc. in the United States and in other countries. Other product and or service names mentioned herein may be trademarks of the companies with which they are associated.

CAUTIONARY STATEMENTS

This release contains forward-looking statements (including those related to strong demand in our new embedded flash production) relating to expectations, plans or prospects for ZiLOG, Inc. that are based upon the current expectations and beliefs of ZiLOG's management and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. For example, our competitors may introduce or market embedded flash products which are perceived as superior to ours or cost less and/or provide additional functionality, and as a result, our embedded flash business may suffer.

Design wins are defined as the projected two-year net sales for a customer's new product design for which the Company has received at least a $1,000 purchase order for its devices. Design win estimates are determined based on projections from customers and may or may not come to fruition. Whether or not ZiLOG achieves anticipated revenue from design wins depends on such things as how quickly the Company is able to bring design wins into production and whether or not the project in question is a commercial success. Notwithstanding changes that may occur with respect to matters relating to the forward-looking statements, ZiLOG does not expect to, and disclaims any obligation to update such statements until release of its next quarterly earnings announcement or in any other manner. ZiLOG, however, reserves the right to update such statements or any portion thereof at any time for any reason.

The financial information presented herein is unaudited and is subject to change as a result of subsequent events or adjustments, if any, arising prior to the filing of the Company's Form 10-Q for the quarter ended December 30, 2006.


For a detailed discussion of these and other cautionary statements, please refer to the risk factors discussed in filings with the U.S. Securities and Exchange Commission ("SEC"), including but not limited to the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2006, and any subsequently filed reports. All documents also are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at http://www.sec.gov or from the Company's website at www.ZiLOG.com.

Contact:
Stew Chalmers
Director Corporate Communications
(818) 681-3588
Source: ZiLOG, Inc. www.ZiLOG.com

                                   ZiLOG, INC.
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                       (in millions except per share data)

                                                            THREE MONTHS ENDED        NINE MONTHS ENDED
                                                           ---------------------     ---------------------
                                                           DEC. 30,     DEC. 31,     DEC. 30,     DEC. 31,
                                                             2006         2005         2006         2005
                                                           --------     --------     --------     --------
Net sales                                                  $   20.7     $   17.6     $   62.9     $   58.7
Cost of sales                                                  11.0          9.7         32.9         34.1
                                                           --------     --------     --------     --------
Gross margin                                                    9.7          7.9         30.0         24.6
Gross margin %                                                   47%          45%          48%          42%
Operating expenses:
     Research and development                                   5.2          5.2         15.4         16.0
     Selling, general and administrative                        5.3          5.0         17.1         17.7
     Special charges                                            0.1          0.3          1.1          2.5
     Amortization of intangible assets                          0.3          0.6          1.0          1.6
                                                           --------     --------     --------     --------
         Total operating expenses                              10.9         11.1         34.6         37.8
                                                           --------     --------     --------     --------
Operating loss (1)                                         $   (1.2)    $   (3.2)        (4.6)    $  (13.2)

Other income (expense):
     Interest income                                            0.3          0.2          0.9          0.6
     Other, net                                                (0.1)        (0.1)        (0.1)        (0.0)
                                                           --------     --------     --------     --------
Loss before provision for income taxes                         (1.0)        (3.1)        (3.8)       (12.7)
Provision for income taxes                                      0.6            -          1.6          1.3
                                                           --------     --------     --------     --------
Net loss                                                   $   (1.6)    $   (3.1)    $   (5.4)    $  (14.0)
                                                           ========     ========     ========     ========

Basic and diluted net loss per share                       $  (0.10)    $  (0.19)    $  (0.33)    $  (0.86)
                                                           ========     ========     ========     ========

Weighted-average shares used in computing basic
     and diluted net loss per share                            16.7         16.4         16.6         16.3
                                                           ========     ========     ========     ========
(1)  Includes stock based compensation charges as
     follows (2006 amounts reflect adoption of FAS123R):
         Research and development                          $    0.1     $      -     $    0.3     $      -
         Selling, general and administrative                    0.3          0.1          0.8          0.6
                                                           --------     --------     --------     --------
         Total stock based compensation included in
          operating loss                                   $    0.4     $    0.1          1.1     $    0.6
                                                           --------     --------     --------     --------

                                   ZILOG, INC.
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
                                  (in millions)

                                                      DEC. 30,    MAR. 31,
                                                        2006        2006
                                                      --------    --------
                       ASSETS
Current assets:
        Cash and cash equivalents                     $   21.0    $   27.0
        Accounts receivable, net                           8.8         9.6
        Inventories                                        9.5         7.6
        Deferred tax asset                                 0.4         0.4
        Prepaid expenses and other current assets          2.1         2.2
                                                      --------    --------
Total current assets                                      41.8        46.8
                                                      --------    --------

    Assets held for sale                                   3.1         1.8
    Property, plant and equipment, net                     7.0         7.5
    Goodwill                                               6.7         6.7
    Intangible assets, net                                 3.7         4.8
    Other assets                                           2.9         4.0
                                                      --------    --------
Total assets                                          $   65.2    $   71.6
                                                      ========    ========

        LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
    Accounts payable                                  $    9.0    $    9.9
    Income taxes payable                                   0.5         0.5
    Accrued compensation and employee benefits             2.8         2.5
    Estimate due to ZiLOG-Mod III Inc. Series A
        Preferred shareholders on liquidation of
         subsidiary                                          -         2.5
    Other accrued liabilities                              2.0         2.4
    Deferred income on shipments to distributors           6.9         6.1
                                                      --------    --------
        Total current liabilities                         21.2        23.9
                                                      --------    --------

Deferred tax liability                                     0.4         0.4
Other non-current liabilities                              5.7         5.5
                                                      --------    --------
        Total liabilities                                 27.3        29.8
                                                      --------    --------

Stockholders' equity:
    Common stock                                           0.2         0.2
    Deferred stock based compensation                        -        (0.6)
    Additional paid-in capital                           124.1       123.2
    Treasury stock                                        (7.2)       (7.2)
    Accumulated deficit                                  (79.2)      (73.8)
                                                      --------    --------
        Total stockholders' equity                        37.9        41.8
                                                      --------    --------
Total liabilities and stockholders' equity            $   65.2    $   71.6
                                                      ========    ========

                                   ZILOG, INC.
                   UNAUDITED CONDENSED CONSOLIDATED CASH FLOWS
                                  (in millions)

                                                                THREE MONTHS ENDED      NINE MONTHS ENDED
                                                               --------------------    --------------------
                                                               DEC. 30,    DEC. 31,    DEC. 30,    DEC. 31,
                                                                 2006        2005        2006        2005
                                                               --------    --------    --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss                                                       $   (1.6)   $   (3.1)   $   (5.4)   $  (14.0)
Adjustments to reconcile net loss to net cash provided by
   (used in) operating activities:
   Amortization of fresh-start intangible assets                    0.3         0.6         1.0         1.6
   Depreciation and amortization                                    0.8         0.7         2.3         1.9
   Stock-based compensation                                         0.4         0.1         1.1         0.6
Changes in operating assets and liabilities:
   Accounts receivable                                             (1.0)       (0.3)        0.7         3.2
   Inventories                                                     (0.9)        1.1        (1.9)        2.6
   Prepaid expenses and other current and non-current assets        0.6         0.5         1.4         1.9
   Accounts payable                                                 0.7        (0.9)       (0.9)       (1.4)
   Accrued compensation and employee benefits                      (0.2)          -         0.3        (0.5)
   Other accrued liabilities, deferred income on shipments
    to distributors, income taxes and accrued special charges      (1.0)       (0.6)        0.6        (1.7)
                                                               --------    --------    --------    --------
      Net cash provided by (used in) operating activities      $   (1.9)   $   (1.9)   $   (0.8)   $   (5.8)
                                                               --------    --------    --------    --------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Assets held for sale                                            (0.6)          -        (1.3)          -
   Due MOD III Preferred Series A                                  (2.8)          -        (2.6)          -
   Capital expenditures                                            (0.2)       (2.0)       (1.7)       (3.7)
                                                               --------    --------    --------    --------
      Net cash used in investing activities                        (3.6)       (2.0)       (5.6)       (3.7)
                                                               --------    --------    --------    --------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from issuance of common stock under
    employee stock plans                                            0.3           -         0.4         0.1
   Stock purchases                                                    -           -           -        (0.1)
                                                               --------    --------    --------    --------
      Net cash provided by (used in) financing activities           0.3           -         0.4           -
                                                               --------    --------    --------    --------

Increase (decrease) in cash and cash equivalents                   (5.2)       (3.9)       (6.0)       (9.5)
Cash and cash equivalents at beginning of period                   26.2        28.0        27.0        33.6
                                                               --------    --------    --------    --------
Cash and cash equivalents at end of period                     $   21.0    $   24.1    $   21.0    $   24.1
                                                               ========    ========    ========    ========

SELECTED UNAUDITED TRENDED FINANCIAL INFORMATION
(Amounts in millions except percentages, selected key metrics and per share amounts)

                                                                            THREE MONTHS ENDED
                                                           ----------------------------------------------------
                                                           Dec. 30,   Sep. 30,   Jul. 01,   Mar. 31,   Dec. 31,
                                                             2006       2006       2006       2006       2005
                                                           --------   --------   --------   --------   --------
    SALES & EXPENSES INFORMATION:
    -----------------------------
    Net sales                                              $   20.7   $   21.2   $   21.0   $   20.1   $   17.6
    Cost of sales                                                11       11.4       10.5       11.3        9.7
                                                           --------   --------   --------   --------   --------
    Gross margin                                           $    9.7   $    9.8   $   10.5   $    8.8   $    7.9
    Gross margin %                                               47%        46%        50%        44%        45%
    Operating expenses:
       Research and development                                 5.2        5.0        5.2        5.0        5.2
       Selling, general and administrative                      5.3        5.8        6.0        6.0        5.0
       Special charges and credits                              0.1        0.9        0.1       (0.1)       0.3
       Amortization of intangible assets                        0.3        0.3        0.4        0.3        0.6
                                                           --------   --------   --------   --------   --------
           Total operating expenses                        $   10.9   $   12.0   $   11.7   $   11.2   $   11.1
                                                           --------   --------   --------   --------   --------

    Operating loss                                             (1.2)      (2.2)      (1.2)      (2.4)      (3.2)

    Interest and other (income) expense                        (0.2)      (0.3)      (0.3)      (0.2)      (0.1)
                                                           --------   --------   --------   --------   --------
    Loss before provision for income taxes                 $   (1.0)  $   (1.9)  $   (0.9)  $   (2.2)  $   (3.1)
                                                           --------   --------   --------   --------   --------
    Provision for income taxes                                  0.6        0.4        0.6        0.6          -
                                                           --------   --------   --------   --------   --------
    Net loss                                               $   (1.6)  $   (2.3)  $   (1.5)  $   (2.8)  $   (3.1)
                                                           ========   ========   ========   ========   ========
    Weighted average basic and diluted shares                  16.7       16.6       16.6       16.6       16.4
    Basic and diluted loss per share                       $  (0.10)  $  (0.14)  $  (0.09)  $  (0.17)  $  (0.19)

SALES INFORMATION:
------------------
NET SALES - BY PRODUCT CATEGORY
    Micrologic products - Embedded Flash                   $    3.6   $    3.7   $    2.4   $    1.6   $    1.9
    Micrologic products - Non Flash                            13.8       14.1       14.2       14.2       11.5
                                                           --------   --------   --------   --------   --------
    Total Micrologic                                       $   17.4   $   17.8   $   16.6   $   15.8   $   13.4
                                                           --------   --------   --------   --------   --------
    Other products                                              3.3        3.4        4.4        4.3        4.2
                                                           --------   --------   --------   --------   --------
    Total Net Sales                                        $   20.7   $   21.2   $   21.0   $   20.1   $   17.6
                                                           ========   ========   ========   ========   ========

NET SALES - BY CHANNEL
    OEM                                                    $   10.1   $    8.6   $    8.6   $    8.9   $    7.6
    Distribution                                               10.6       12.6       12.4       11.2       10.0
                                                           --------   --------   --------   --------   --------
       Total net sales                                     $   20.7   $   21.2   $   21.0   $   20.1   $   17.6
                                                           ========   ========   ========   ========   ========

NET SALES - BY REGION
    America's                                              $    9.2   $    8.3   $    7.9   $    8.1   $    7.5
    Asia (including Japan)                                      9.5       10.1       10.0        8.9        7.8
    Europe                                                      2.0        2.8        3.1        3.1        2.3
                                                           --------   --------   --------   --------   --------
       Total net sales                                     $   20.7   $   21.2   $   21.0   $   20.1   $   17.6
                                                           ========   ========   ========   ========   ========

SELECTED KEY INDICES (AS DEFINED IN OUR FORM 10Q/10K)
-----------------------------------------------------
    Days sales outstanding                                       38         33         41         42         47
    Net sales to inventory ratio (annualized)                   8.7        9.9        9.1       10.6        8.8
    Weeks of inventory at distributors                           13         13         10         10         11
    Current ratio                                               2.0        1.8        1.9        2.0        2.0

OTHER SELECTED FINANCIAL DATA
-----------------------------
    Depreciation and amortization, excluding fresh start
    intangibles)                                           $    0.8   $    0.8   $    0.7   $    0.6   $    0.7
    Amortization of fresh-start intangibles                $    0.3   $    0.3   $    0.4   $    0.3   $    0.5
    Special charges and credits                            $    0.1   $    0.9   $    0.1   $   (0.1)  $    0.3
    Stock-based compensation - R&D                         $    0.1   $    0.1   $    0.1   $      -   $      -
    Stock-based compensation - SG&A                        $    0.3   $    0.3   $    0.2   $    0.1   $    0.1
    Capital expenditures                                   $    0.2   $    0.9   $    0.6   $    0.4   $    2.0